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                                    EXHIBIT 10.33

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                                    EXHIBIT 10.33

                                  TOLLING AGREEMENT

     This Tolling Agreement (the "Agreement") is made as of this 30th day of July, 1997, by and between American Ecology Corporation ("American Ecology") (on behalf of itself and all subsidiaries of American Ecology Corporation) and Mobley Environmental Services, Inc. ("Mobley") (collectively, the "Parties").

     WHEREAS, American Ecology and Mobley are parties to a Stock Purchase Agreement as of May 10, 1994 by and between American Ecology Corporation and Mobley Environmental Services, Inc., as amended by Amendment dated September 2, 1994 (the "Stock Purchase Agreement"), pursuant to which (i) Mobley agreed to perform certain services for American Ecology and its subsidiaries for which it was entitled to commissions ("Maquiladora Commissions") and American Ecology purchased one hundred percent of the issued and outstanding capital stock of Gibraltar Chemical Resources, Inc. from Mobley; and (ii) American Ecology was entitled to certain receivables (the "Receivables"); and

     WHEREAS, American Ecology and Mobley are parties to an agreement dated December 31, 1994 (the "Maquiladora Agreement"); and

     WHEREAS, American Ecology contends that certain Purchaser's Indemnified Persons (as defined in the Stock Purchase Agreement) have incurred and continue to incur costs and expenses giving rise to a cause of action for indemnification or other damages against Mobley under the Stock Purchase Agreement, and otherwise; and

     WHEREAS, American Ecology and/or other Purchaser's Indemnified Persons intend to file a claim against Mobley for indemnification or other relief under the Stock Purchase Agreement, and otherwise, for the Receivables; and

     WHEREAS, American Ecology executed and delivered to Mobley a promissory note dated December 31, 1994 in the principal amount of $550,000 ("$550,000 Note"), pursuant to the Amended Agreement, which $550,000 Note was due and payable on December 31, 1995; and

     WHEREAS, American Ecology has not paid the $550,000 Note; and

     WHEREAS, Mobley contends that it has performed services on behalf of American Ecology under the Maquiladora Agreement and that it has earned Maquiladora Commissions which have not been paid; and

     WHEREAS, Mobley contends that it has duly made demand for payment of the $550,000 Note and intends to file a claim against American Ecology for payment of the $550,000 Note and the unpaid Maquiladora Commissions; and

     WHEREAS, American Ecology and related entities have filed an action entitled AMERICAN ECOLOGY ENVIRONMENTAL SERVICES CORPORATION, ET AL., V. MILDRED KRUEGER, ET AL., No. 3-96CV2670-D (N.D. Tex.) (hereinafter, the "M.O.S.E.S. Litigation"); and

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     WHEREAS, American Ecology and its affiliates have been named as defendants in various lawsuits arising in whole or in part out of the operation of Gibraltar Chemical Resources, Inc. (hereinafter, the "Gibraltar Litigation"); and

     WHEREAS, the Parties have begun negotiating in an attempt to settle, without costly and protracted litigation, American Ecology's and Mobley's claims against each other; and

     WHEREAS, the Parties are entering into this Agreement in a desire to eliminate the need for, or to defer, any litigation of claims by the Parties, without thereby altering the claims or defenses available to the Parties;

     NOW THEREFORE, American Ecology and Mobley hereby stipulate and agree, for good and sufficient consideration given, as follows:

     1. The period from July 30, 1997 through July 30, 2000, inclusive (the "Tolling Period"), will not be included in computing the running of any statute of limitations with regard to an action by American Ecology against Mobley in connection with the Stock Purchase Agreement or the Receivables, or with regard to an action by Mobley against American Ecology in connection with the $550,000 Note and the Maquiladora Commissions.

     2. The Tolling Period will not be considered in any other defense concerning the timeliness of such an action by American Ecology against Mobley or such an action by Mobley against American Ecology.

     3. Mobley agrees not to assert, plead, or raise in any fashion, whether by answer, motion, or otherwise, in any action with respect to any claim by American Ecology relating to the Stock Purchase Agreement or the Receivables, any defense or avoidance based upon the running of any statute of limitations during the Tolling Period, and the statute of limitations, if any, shall be tolled during and for the Tolling Period.

     4. American Ecology agrees not to assert, plead, or raise in any fashion, whether by answer, motion, or otherwise, in any action with respect to any claim by Mobley relating to the $550,000 Note, or the Maquiladora Commissions, any defense or avoidance based upon the running of any statute of limitations during the Tolling Period, and the statute of limitations, if any, shall be tolled during and for the Tolling Period.

     5. This Agreement does not constitute any admission or acknowledgment of liability on the part of any party to this Agreement, nor does this Agreement constitute any admission or acknowledgment on the part of either party that any statute of limitations or any other defense concerning the timeliness of commencing a civil action is applicable to any claim to be asserted by the other party under the Stock Purchase Agreement or the Maquiladora Agreement.

     6. Nothing in this Agreement shall be construed to prevent the Parties from entering into an additional tolling agreement or tolling agreements to extend the Tolling Period if the Parties so agree in writing.


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     7.   The Parties further agree that no pleadings, documents, discovery, or other materials created in connection with the M.O.S.E.S. Litigation or the Gibraltar Litigation (including any future litigation related to the M.O.S.E.S. Litigation or the Gibraltar Litigation) may be used for any purpose in any litigation between the Parties, except with the consent of both Parties.
Without limiting the foregoing, the Parties agree that no position taken or statements made in connection with the M.O.S.E.S. Litigation or the Gibraltar Litigation shall be used as an admission in any litigation between the Parties.

     8. Except as provided in paragraph 9 hereof, American Ecology agrees that as long as the M.O.S.E.S. Litigation is pending it will not pursue its claims against Mobley under the Stock Purchase Agreement or for the Receivables until after July 30, 2000. Nothing herein shall require American Ecology to pursue the M.O.S.E.S. Litigation or inhibit its right to deal with the M.O.S.E.S. Litigation in any manner it wishes. Any recovery by American Ecology in the M.O.S.E.S. Litigation, however derived, shall be a dollar for dollar reduction of the obligations of Mobley under the Stock Purchase Agreement.

     9. Notwithstanding anything to the contrary in paragraph 8 hereof, American Ecology reserves the right at all times to enforce section 7.5 of the Stock Purchase Agreement.

     10. This Agreement contains the entire agreement between the Parties, and no statement, promise, or inducement made by any party to this Agreement that is not set forth in this Agreement will be valid or binding. This Agreement may not be modified except in writing signed by all Parties and endorsed herein.

     11. The undersigned representative of each of the Parties certifies that he or she is fully authorized to enter into the terms and conditions of this Agreement and to legally bind such party to this Agreement.

     12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and are binding between and among each signatory party.


                                       AMERICAN ECOLOGY CORPORATION

                                       By:
                                          ------------------------------------
Date                                   Name:
    --------------------                    ----------------------------------
                                       Title:
                                             ---------------------------------


                                       MOBLEY ENVIRONMENTAL SERVICES, INC.


                                       By:
                                          ------------------------------------
Date                                   Name:
    --------------------                    ----------------------------------
                                       Title:
                                             ---------------------------------




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